Exhibit 99.1

BioCardia Files Revised De Novo Pre-Submission for FDA Approval of Helix™ Catheter

SUNNYVALE, Calif. – October 1, 2026 – BioCardia, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today reported it has completed its revised Pre-Submission to FDA Center for Devices and Radiological Health (CDRH) under its Q-Submission program for the approval of its Helix Catheter (“Helix”) for therapeutic and diagnostic agent delivery to the heart.

In May 2026, the Company and FDA met and reviewed our initial DeNovo pre-submission. FDA agreed that there are two pathways for Helix marketing clearance and raised no concerns regarding the Helix safety data, device performance, or compatibility with general classes of agents. In August 2026, the FDA confirmed and accepted the meeting minutes as summarized by BioCardia. The revised De Novo pre-submission for the Helix catheter incorporates the advice from FDA CDRH detailed in the minutes.

Should FDA enable Helix to be the first device of its kind cleared for market release by FDA, the extensive clinical data and safety profile from 15 clinical trials including nearly 500 patients presents opportunities for FDA to ensure that follow-on catheters demonstrate non-inferiority to the Helix catheter safety profile and clinical experience prior to their marketing clearance.

The FDA targets providing an initial acceptance/refusal review within 15 calendar days and aims to issue written feedback or hold a meeting within 70 calendar days.

An independent FDA clearance of Helix has the potential to expand BioCardia’s opportunities to partner with developers of investigational cell, gene and protein therapeutics requiring targeted delivery to the heart.

About BioCardia

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three cardiac clinical stage product candidates in development. These therapies are enabled by its Helix biotherapeutic delivery and Morph® vascular navigation product platforms, and soon the Heart3D™ fusion imaging platform. BioCardia selectively partners on biotherapeutic delivery with peers developing important biologic therapies. For more information, visit www.biocardia.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, statements relating to the timing and potential outcome of BioCardia’s regulatory submissions for the Helix catheter.

These forward-looking statements are made as of the date of this press release. We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release.

Factors that could cause or contribute to such differences include, but are not limited to, the Company’s liquidity position and its ability to raise additional funds, as well as the Company’s ability to successfully progress its clinical trials and regulatory programs. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 24, 2026, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120